UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

Rocky Mountain High Brands, Inc.
(Name of Registrant as Specified in its Charter)

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ROCKY MOUNTAIN HIGH BRANDS, INC.

9101 LBJ Freeway, Suite 200

Dallas, TX 75243

February 20, 2020

On December 20, 2019, the board of directors and holders of a majority of the voting capital stock of Rocky Mountain High Brands, Inc., a Nevada Corporation (the “Company”), acted by written consent in lieu of a special meeting of stockholders to approve an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock. The Company’s Board of Directors fixed December 20, 2019 as the record date (the “Record Date”), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

Notice of Internet Availability of this Information Statement is first being mailed on or about February 25, 2020. The actions to be taken pursuant to the written consents dated as of December 20, 2019 shall be taken on or about March 17, 2020, twenty (20) days after the mailing of Notice of Internet Availability of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company’s outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
By: /s/ Michael Welch
Name: Michael Welch
Its: President and Chief Executive Officer

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INFORMATION STATEMENT PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

To The Stockholders of Rocky Mountain High Brands, Inc.:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval, pursuant to the written consent of stockholders in lieu of a special meeting, dated December 20, 2019 (the “Written Consent”) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 1,000,000,000 shares.

Notice of Internet Availability of this Information Statement is being mailed on or about February 25, 2019. The above action will be taken on or about March 17, 2020, twenty (20) days after the mailing of this Information Statement.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 200,000,000 shares of common stock, of which 137,914,630shares were issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. In addition, as of the Record Date, the Company’s authorized capitalization included 20,000,000 shares of preferred stock. 130 shares of Series F Preferred Stock and 10,000 shares of Series G Preferred Stock were issued and outstanding as of the Record Date. Series F Preferred Stock and Series G Preferred Stock are the only issued and outstanding classes of preferred stock with voting rights.

Each share of common stock entitles its holder to one vote on each matter submitted to the shareholders. Series F Preferred Stock is a class of preferred stock convertible to common stock at a variable rate equal to the lowest VWAP for our common stock during the preceding 20 trading days. Holders of Series F Preferred Stock are entitled to vote together with the common stock on an as-converted basis, subject to a 4.99% conversion limitation. Each share of Series G Preferred Stock is entitled to cast 20,000 votes on any proposal to increase our authorized capital stock, with no other voting rights. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of December 20, 2019 have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal outlined in this Information Statement:

Shareholder	Class of Stock	Number of Shares	Number of Votes (1)	Percentage of Voting Power
Charles Smith	Series G Preferred Stock	10,000	200,000,000	58.0%

(1)	Holders of Series G Preferred Stock are entitled to cast 20,000 votes per share on any proposal to increase our authorized capital stock, with no other voting rights. Upon effectiveness of an increase in our authorized capital stock, all shares of Series G Preferred Stock will convert to common stock on a 50 for 1 basis.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 17, 2020.

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The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 78.320(2) of the Nevada Revised Statutes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, certain information known to us with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and its executive officers as a group.

Title of class	Name and address of beneficial owner(1)	Amount of beneficial ownership	Percent of class(2)	Percent of Voting Power –All Other Actions(3)	Percent of Voting Power – Actions to Increase Authorized Stock(4)
Current Executive Officers & Directors:
Common Stock	Michael R. Welch 10626 Cox Lane Dallas, TX 75229	1,341,809	0.92%	0.92%	0.39%
Common Stock	Jens R. Mielke 4403 Vandelia St. Dallas, TX 75219	487,163	0.34%	0.34%	0.14%
Common Stock	Charles Smith(5) 479 Medina Dr. Highland Village, TX 75077	1,402,142	0.97%	0.97%	58.41%
Common Stock	David M. Seeberger 1252 N. Selva Dallas, TX 75218	1,263,062	0.87%	0.87%	0.37%
Common Stock	Winton Morrison 277 Driftwood Rd., SE St. Petersburg, FL 33705	664,784	0.46%	0.46%	0.19%
Common Stock	Dean Blythe 11059 Windjammer Dr. Frisco, TX 75034	100,001	0.07%	0.07%	0.03%
Common Stock Total of All Current Directors and Officers:		5,258,961	3.63%	3.63%	59.53%

More than 5% Beneficial Owners
Series F Preferred Stock	GHS Investments, LLC	130	100%	4.99%	2.00%
Series G Preferred Stock	Charles Smith	10,000	100%	0.00%	58.01%

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

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(2) Based on 137,914,630 shares of common stock issued and outstanding as of December 20, 2019, together with 6,881,941 shares of common stock issuable upon conversion of Series F Preferred Stock and 500,000 shares of common stock issuable upon conversion of Series G Preferred Stock (145,296,571 shares total).

(3) Based on a total of 145,296,571 possible votes, consisting of: (i) 137,914,630 shares of common stock issued and outstanding as of December 20, 2019; and (ii) 130 shares of Series F Preferred Stock, which are convertible to 6,881,941 shares and entitled to vote together with the holders of our common stock on all matters submitted to shareholders on that basis.

(4) Based on a total of 344,796,571 possible votes, consisting of: (i) 137,914,630 shares of common stock issued and outstanding as of December 20, 2019; (ii) 130 shares of Series F Preferred Stock, which are convertible to 6,881,941 shares and entitled to vote together with the holders of our common stock on all matters submitted to shareholders on that basis; and (iii) 10,000 shares of Series G Preferred Stock, which are entitled to cast 200,000,000 votes on any proposal to increase our authorized capital stock, with no other voting rights.

(5) Beneficial ownership for Charles Smith includes 902,142 shares of common stock, and 10,000 shares of Series G Preferred Stock, which are convertible to common stock on a 1 for 50 basis, and which are entitled to cast 200,000,000 votes on any proposal to increase our authorized capital stock, with no other voting rights.

AMENDMENT TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company’s authorized shares of common stock from 200,000,000 shares to 1,000,000,000 shares, by means of an amendment to the Company’s Articles of Incorporation.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because the holders of common stock do not have preemptive rights to purchase or subscribe for any new issuances of common stock, the authorization and subsequent issuance of additional shares of common stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized common stock and authorized preferred stock is attached hereto as Exhibit A. The increase in the authorized common stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit us to raise capital or issue our common stock for other business purposes, we need to increase the number of shares of our common stock authorized for issuance under our Articles of Incorporation. In particular, we need to increase our authorized common stock in order to meet the reserve requirements under our Series F Preferred Stock financing with GHS Investments, LLC. As a result of the increase in authorized common stock, the Company will also be able to issue shares from time to time as may be required for any other proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends.

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Effects of Increase

In general, the issuance of any new shares of common stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company’s authorized common stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the common stock. Such an issuance of shares of common stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized common stock be utilized as an anti-takeover measure.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the voting capital stock of the company is required for the approval of the increase in the number of shares of the authorized common stock. On the Record Date, the increase from 200,000,000 shares to 1,000,000,000 shares of authorized common stock, was approved by the holders of approximately 58% of the voting power with regard to the proposal.

No Dissenters’ Right of Appraisal

Neither Nevada law nor our Articles of Incorporation provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles of Incorporation, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in the increase in our authorized shares of common stock and preferred stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

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ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended June 30, 2016, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A – Form of Certificate of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the Articles of Incorporation to the shareholders holding majority of the voting power.

By Order of the Board of Directors,
By: /s/ Michael Welch
Name: Michael Welch, President and CEO

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EXHIBIT A

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
Rocky Mountain High Brands, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article V of the Articles of Incorporation are amended such that the Corporation’s authorized capital stock now consists of the following:

Common Stock, par value $0.001 per share – 1,000,000,000 shares

Preferred Stock, par value $0.001 per share – 20,000,000 shares

All other terms of Article V of the Articles of Incorporation remain unchanged

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
58%

4.	Effective date of filing (optional):

5.	Signatures (required)

X /s/ Michael Welch
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

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